UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2021

THE GORMAN-RUPP COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or other jurisdiction of Incorporation)
1-6747	34-0253990
(Commission File Number)	(I.R.S. Employee Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of Principal Executive Offices)	(Zip Code)

(419) 755-1011

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	GRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of operations and financial condition

On October 29, 2021, The Gorman-Rupp Company (the “Company”) issued a news release announcing its financial results for the third quarter and nine months ended September 30, 2021 and the promotion of Scott A. King to the role of Chief Executive Officer of the Company effective January 1, 2022. The news release is included as Exhibit 99.1 and is being furnished, not filed, with this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2021, the Board of Directors of the Company determined that, effective January 1, 2022, the role of Chief Executive Officer will transition from Jeffrey S. Gorman to Scott A. King, who is currently the Company’s President and Chief Operating Officer. Also effective January 1, 2022, Mr. Gorman will serve as the Company’s Executive Chairman of the Board and will continue to be actively involved with the Company’s strategic planning and acquisition efforts. Mr. King has been with the Company since 2004 and has held various operational leadership roles, as further described below.

Mr. King, age 47, has served as the Company’s President and Chief Operating Officer since January 1, 2021. Prior to that, he served as Vice President and Chief Operating Officer from April 2019 to December 2020. He served as Vice President of Operations from March 2018 until March 2019, and as Vice President from April 2017 until February 2018. He also held positions with the Gorman-Rupp Pumps USA division of the Company as Vice President and General Manager from January 2014 until March 2017, Vice President of Operations from June 2010 until December 2013, Director of Manufacturing from July 2007 until May 2010 and Manufacturing Manager from November 2004 until June 2007. Prior to joining the Company, Mr. King held a series of positions with several international, publicly-traded industrial companies. Mr. King holds an MBA from the University of Michigan and a Bachelor’s degree in Mechanical Engineering from the University of Minnesota.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. King and any of the Company’s executive officers or directors or persons nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. King and any other person pursuant to which Mr. King was appointed as an officer. There are no transactions in which Mr. King has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On October 28, 2021, the Board of Directors of the Company authorized a share repurchase program of up to $50.0 million of the Company’s common shares. Shares may be repurchased from time to time by the Company through a variety of methods, which may include open-market transactions, pre-set trading plans designed in accordance with Rule 10b5-1, privately negotiated transactions, accelerated share repurchase transactions, or any combination of such methods. The actual number of shares repurchased will depend on prevailing market conditions, alternative uses of capital and other factors, and will be determined at management’s discretion. The Company is not obligated to make any repurchases under the program, and the program may be suspended or discontinued at any time. The authorization does not have an expiration date.

On October 29, 2021, the Company issued a news release announcing the share repurchase program and the Company’s quarterly cash dividend on its common shares, which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit

(99.1)	News Release dated October 29, 2021

(99.2)	News Release dated October 29, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By	/s/ Brigette A. Burnell
Brigette A. Burnell
Senior Vice President, General Counsel and Corporate Secretary

October 29, 2021